Exhibit 99.2
AMENDED AND RESTATED
CHANGE IN CONTROL AGREEMENT
     This Amended and Restated Change in Control Agreement (this “Agreement”), dated as of                                          ___, 2006, is made by and between OM Group, Inc., a Delaware corporation (the “Company”), and                                          (the “Executive”).
     WHEREAS, the Company considers it essential to the best interest of the Company and its stockholders that its management be encouraged to remain with the Company and to continue to devote its full attention to the Company’s business;
     WHEREAS, the Company recognizes that the possibility of a change in control may occur and that the uncertainty arising as a result of a potential change in control may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and
     WHEREAS, the Company’s Board of Directors (the “Board”) has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of key members of the Company’s management, including the Executive, to their assigned duties without distraction in the face of a potential Change in Control; and
     WHEREAS, the Executive has advised the Company that, in consideration of, among other things, the Company’s entering into this Agreement with the Executive, it is Executive’s present intention to remain in the employ of the Company unless and until a Change in Control occurs; and
     WHEREAS, the Company and the Executive desire for this Amended and Restated Change in Control Agreement to amend and supersede the Change in Control Agreement, dated June 8, 2005, between the Company and the Executive (the “Prior Agreement”) and any other Change in Control Agreements entered into prior to the date hereof;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:
     1. Definitions.
          (a) “Additional Compensation” has the meaning set forth in Section 5(d).
          (b) “Affiliate” means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified.
          (c) “Agreement” has the meaning set forth in the Preamble.
          (d) “Base Compensation” has the meaning set forth in Section 5(d).

          (e) “Board” has the meaning set forth in the recitals.
          (f) “Business Combination” has the meaning set forth in Section 1(h).
          (g) “Cause” means (i) the willful and continued failure by the Executive to perform his/her duties with the Company or one of its Affiliates (other than for Death, Disability or Good Reason), after a written demand for substantial performance is delivered to the Executive by the Board that specifically identifies the manner in which the Board believes the Executive has failed to perform his/her duties, or (ii) illegal conduct or gross misconduct by the Executive involving moral turpitude that is materially and demonstrably injurious to the Company. For purposes of clause (ii) of the preceding sentence, no act or failure to act shall constitute “cause” unless it is done, or omitted to be done, in bad faith or without Executive’s reasonable belief that such action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given Executive pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be undertaken in good faith and in the best interests of the Company;
          (h) “Change in Control” means the occurrence of any of the following: (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 33% or more of the then outstanding Voting Shares; provided, however, that the following acquisitions shall not constitute a Change in Control: (1) any acquisition directly from the Company; (2) any acquisition by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; or (4) any acquisition by any Person pursuant to a transaction that complies with clauses (A), (B) and (C) of Section 1(h)(iii) below; or (ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason (other than death or disability) to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual was a member of the Incumbent Board, but excluding for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Voting Shares immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership immediately prior to such Business Combination of the Voting Shares, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) sponsored or maintained by the Company or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination, or the combined voting power of the then-outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or the action of the Board providing for such Business Combination; or (iv) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
          (i) “COBRA Period” has the meaning set forth in Section 6(a).
          (j) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (k) “Company” means OM Group, Inc., a Delaware corporation, and any successor to its business and/or assets which executes and delivers the agreement provided for in Section 12 of this Agreement or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.
          (l) “Company Shares” has the meaning set forth in Section 5(e).
          (m) “Disability” has the meaning set forth in Section 4(c).
          (n) “Effective Date” has the meaning set forth in Section 3(b).
          (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (p) “Excise Tax” has the meaning set forth in Section 10(a).
          (q) “Executive” has the meaning set forth in the Preamble.
          (r) “Firm” has the meaning set forth in Section 10(b).
          (s) “Good Reason” means: (i) the assignment of any duties inconsistent with the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) any failure by the Company to continue to provide Executive with an annual base salary, employee benefits and an opportunity to earn incentive and bonus compensation equal or greater to that which was provided to the Executive by the Company immediately prior to the Effective Date, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after the receipt of notice thereof given by the Executive; (iii) the

Company’s requiring the Executive to be based at or generally work from a primary business location more than 50 miles from the location that the Executive was based at or generally worked from prior to the Effective Date or the Company’s requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Effective Date; or (iv) any failure by the Company to comply with and satisfy Section 12 of this Agreement.
          (t) “Gross-Up Payment” has the meaning set forth in Section 10(a).
          (u) “Incumbent Board” has the meaning set forth in Section 1(h).
          (v) “Notice of Termination” has the meaning set forth in Section 4.
          (w) “OMG Related Persons” has the meaning set forth in Section 9(c).
          (x) “Options” has the meaning set forth in Section 5(e).
          (y) “Payment” has the meaning set forth in Section 10(a).
          (z) “Person” has the meaning set forth in Section 1(h).
          (aa) “Prior Agreement” has the meaning set forth in the recitals.
          (bb) “Release” has the meaning set forth in Section 5.
          (cc) “Retirement” has the meaning set forth in Section 4(b).
          (dd) “Subsidiary” means an entity in which the Company directly or indirectly beneficially owns 50% or more of the outstanding securities entitled to vote generally in the election of directors of the entity.
          (ee) “Term” means the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).
          (ff) “Termination Date” has the meaning set forth in Section 4.
          (gg) “Underpayment” has the meaning set forth in Section 10(b).
          (hh) “Voting Shares” means at any time, the then-outstanding securities entitled to vote generally in the election of directors of the Company.
          (ii) “Without Cause” means termination of the Executive’s employment for reasons other than for Death, Retirement, Disability or Cause.
     2. Term. The Term of this Agreement shall commence on the date first written above and shall continue in effect through December 31, 2007; provided, however, that commencing on January 1, 2007 and each January 1 thereafter, the Term shall be automatically extended for one (1) additional year unless, not later than September 30 of the preceding year, the Company or the Executive shall have given written notice to the other party electing not to extend the Term; and provided further, that if a Change in Control shall have occurred during the Term, the Term shall expire on the last day of the twelfth (12th) month following the month in which such Change in Control occurred. Notwithstanding any other provision hereof, the Term shall expire upon (a) any termination of the Executive’s employment prior to a Change in Control, so long as such termination is not done in anticipation of or in connection with a Change in Control, and (b) the Executive’s death or resignation prior to a Change of Control.
     3. Change in Control.
          (a) No benefits shall be payable hereunder unless a Change in Control occurs, and, during the Term, the Executive’s employment with the Company is terminated either by the Executive for Good Reason or by the Company Without Cause. This Agreement is not intended to apply to termination of the Executive’s employment by reason of death, Disability or Retirement.
          (b) The first date upon which a Change in Control as defined above takes place shall be known as the “Effective Date.” Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs and if the Executive’s employment with the Company is terminated by the Company prior to the date on which the Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination (i) was at the request of a third party who had taken steps reasonably calculated to effect a Change in Control or (ii) was by the Company and arose with or in anticipation of a Change in Control, then for all purposes of this Agreement, the Executive’s employment shall be deemed to have been terminated by the Company Without Cause under Section 4(f) of this Agreement and the “Effective Date” shall mean the date immediately prior to the Termination Date (as defined in Section 4 hereof).
     4. Termination of Employment. The Executive’s employment with the Company shall or may be terminated, as the case may be, for any of the following reasons:
          (a) termination of the Executive’s employment due to the Executive’s death;
          (b) termination of the Executive’s employment by the Executive at or after the attainment of age sixty-five (65) or pursuant to a duly adopted retirement policy of the Company (“Retirement”);
          (c) termination of the Executive’s employment either by the Executive or by the Company after the Executive is physically or mentally incapacitated for a period of one hundred eighty (180) consecutive days such that the Executive cannot substantially perform the Executive’s duties of employment with the Company on a full-time basis (“Disability”);
          (d) the Company may terminate the Executive’s employment at any time for Cause;
          (e) the Executive may terminate his employment for Good Reason; and
          (f) the Company may terminate Executive’s employment at any time Without Cause.

Except in the case of Retirement or death or as otherwise provided in Section 3(b) hereof, termination of the Executive’s employment shall be effective only as of the earliest date (hereinafter referred to as the “Termination Date”) specified by either the Executive or the Company in a written notice of termination (“Notice of Termination”) delivered to the other party hereto. Notwithstanding any provision herein to the contrary, if at any time prior to a Change in Control, the Executive receives notice from the Company that the Executive shall be placed in an income continuation status (i.e., where the Company agrees to (i) continue to pay the Executive’s then existing salary or a modified level of salary continuation and/or all or some of the Executive’s then existing employee benefits and (ii) relieve the Executive of the Executive’s obligation to render services to the Company), the Executive’s employment, for the purpose of this Agreement only, shall be deemed terminated as of the date of such notice and no benefits shall be payable to the Executive hereunder.
     5. Severance Pay. If a Change in Control occurs, and, during the Term, Executive’s employment with the Company is terminated either by the Executive for Good Reason or by the Company Without Cause, then in addition to all other benefits that the Executive has earned prior to such termination or to which Executive is otherwise entitled, the Company shall pay to the Executive as severance pay, in a lump sum, the following amounts:
          (a) the Executive’s full base salary earned through the Termination Date at the rate in effect prior to the date Notice of Termination is given, to the extent not theretofore paid;
          (b) the Executive’s bonus for the previously completed fiscal year of the Company, to the extent not theretofore paid;
          (c) the Executive’s target bonus (i.e. based on achievement of performance goals at the 100% level) for the fiscal year in which the Notice of Termination was given, pro rated to reflect the number of days the Executive was employed with the Company during such fiscal year;
          (d) an amount equal to the product of (i) the sum of (x) the higher of the Executive’s annual base salary in effect immediately prior to the Effective Date, or Executive’s annual base salary at the highest rate in effect at any time since any Change in Control and (y) the amount of any Additional Compensation (hereinafter defined) (the sum of such annual base salary and Additional Compensation shall be referred to as Executive’s “Base Compensation”) and (ii) the number two (2). The term “Additional Compensation” means the quotient of (i) the sum of (x) the Executive’s annual (measured by a fiscal year) total incentive compensation, commissions, bonuses, amounts deferred under any non-qualified deferred compensation program of the Company declared and/or received for each of the last three full fiscal years immediately preceding the Effective Date, and (y) any elective contributions that are made by or on behalf of the Executive under any plan maintained by the Company that are not includible in gross income under Section 125 or 402(e)(3) of the Internal Revenue Code of 1986, as amended from time to time, but excluding moving or educational reimbursement expenses, amounts realized from the exercise of any stock options, sale of restricted stock, and imputed income attributable to any fringe benefit, divided by (ii) three; provided, however, that in the event the Executive was employed by the Company for a period of time less than three full fiscal years immediately preceding the Effective Date, the foregoing provisions shall be adjusted to cause Executive’s Additional Compensation to be determined based upon the average of such payments and benefits for the number of full fiscal years immediately preceding the Effective Date in which the Executive was employed by the Company; provided further that in the event the Executive was employed by the Company for a period of time less than one full fiscal year, the foregoing provisions shall be adjusted to cause Executive’s Additional Compensation to be determined based upon the projected target annual payments and benefits that would be provided to the Executive immediately preceding the Effective Date.
          (e) in lieu of shares of common stock of the Company, par value $0.01 per share (“Company Shares”) issuable upon exercise of options (“Options”), if any, granted to the Executive under any Company stock option plan (which Options shall be deemed canceled upon the making of the payment herein referred to), the Executive shall receive an amount in cash equal to the aggregate spread between the exercise prices of all such Options that are outstanding and held by the Executive (whether or not then fully vested or exercisable and taking into account only options as to which the exercise price is less than the higher of (i) or (ii) as set forth below) and the higher of (i) the mean of the high and low trading prices of Company Shares on the New York Stock Exchange on the Termination Date or (ii) the highest price per Company Share actually paid in connection with any Change in Control;
          (f) all unvested shares of restricted stock of the Company, if any, granted to the Executive under any Company equity compensation plan, shall immediately vest and shall be redeemed by the Company for an amount in cash equal to the higher of (i) the mean of the high and low trading prices of Company Shares on the New York Stock Exchange on the Termination Date or (ii) the highest price per Company Share actually paid in connection with any Change in Control;
          (g) an amount of cash equal to any unvested portion of the Executive’s interest in any of the Company’s nonqualified retirement plans or tax-qualified pension plans as of the Termination Date.
The Executive will be required to deliver a written instrument in form and substance reasonably satisfactory to the Company releasing the Company and its Affiliates from any and all claims or causes of action of any kind arising from or relating to the Executive’s employment with the Company (a “Release”) before receiving payments hereunder. The payments described in this Section 5 shall be payable on or before the fifth (5th) day following the expiration of any revocation period relating to such Release. Notwithstanding anything to the contrary contained in this Section 5, if any payment to the Executive, the payment date of which is determined by reference to the Executive’s termination of employment, would constitute a “deferral of compensation” under Section 409A of the Code and the Executive is a “specified employee” (as such phrase is defined in Section 409A of the Code), the Executive (or the Executive’s beneficiary) will receive payment of the amounts described in this Section 5 upon the earlier of (i) six (6) months following the Executive’s “separation from service” with the Company (as such phrase is defined in Section 409A of the Code) or (ii) the Executive’s death. The payments described in Sections 5(c)-(g) shall be in lieu of all other severance agreements or arrangements otherwise due to the Executive under any other agreement, plan, arrangement or understanding between the Company and the Executive.

     6. Other Benefit Plans. If a Change in Control occurs, and, during the Term, Executive’s employment with the Company is terminated either by the Executive for Good Reason or by the Company Without Cause, then:
          (a) For a period of eighteen (18) months following the Termination Date (the “COBRA Period”), the Company will arrange to provide the Executive, at no cost to the Executive, with health benefits substantially similar to those that the Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination, or denial described in Section 1(s)(ii)), except that the level of such benefit to be provided to the Executive may be reduced in the event of a corresponding reduction generally applicable to all recipients of or participants in such benefits. The COBRA Period shall be considered to be the period during which the Executive shall be eligible for continuation coverage under Section 4980B of the Code, and the Company shall reimburse the Executive for the amount of the premiums for such continuation coverage; provided, however, that without otherwise limiting the purposes or effect of Section 8, the benefits otherwise receivable by the Executive pursuant to this Section 6(a) will be reduced to the extent comparable benefits are actually received by the Executive from another employer during the COBRA Period following the Executive’s Termination Date, and any such benefits actually received by the Executive shall be reported by the Executive to the Company. If and to the extent that any benefit described in this Section 6(a) is not or cannot be paid or provided under any policy, plan, program or arrangement of the Company or any Subsidiary, as the case may be, then the Company will itself pay or provide for the payment to the Executive, his dependents and beneficiaries, of such benefits. Notwithstanding the foregoing, if the Company determines that the provision of benefits under this Section 6(a) is likely to result in negative tax consequences to the Executive, the Company will use its reasonable best efforts to make other arrangements to provide a substantially similar benefit to the Executive that does not have such negative tax consequences, which may include, making a lump sum payment at the earliest time permitted under Section 409A of the Code, in an amount equal to the Company’s reasonable determination of the present value of any such benefits that, if provided, would result in negative tax consequences to the Executive and/or providing such benefit through insurance coverage on the Executive’s behalf.
          (b) The Executive will also be entitled to (i) a lump sum payment in an amount equal to the present value of the cost of health coverage for an additional six months, provided that if the payment described in this Section 6(b)(i) is subject to tax, the Company will pay to the Executive an additional amount such that after payment by the Executive of all taxes so imposed on such benefits and on such payments, the Executive retains an amount equal to such taxes and (ii) an additional lump sum payment equal to the product of the lump sum payment set forth in Section 5(d) above multiplied by .15, which payment is intended to cover the cost of continuing, for an additional two years, disability coverage and the other benefit plans, programs and arrangements that the Executive is entitled to participate in during his or her employment with the Company.
          (c) For a period of twenty-four (24) months following the Termination Date, the Company will arrange to provide the Executive with term life insurance benefits substantially similar to those that the Executive was receiving or entitled to receive immediately prior to the Termination Date (or, if greater, immediately prior to the reduction, termination, or denial described in Section 1(s)(ii)), except that the level of such benefit to be provided to the Executive may be reduced in the event of a corresponding reduction generally applicable to all recipients of or participants in such benefits. Without otherwise limiting the purposes or effect of Section 8, benefits otherwise receivable by the Executive pursuant to this Section 6(c) will be reduced to the extent comparable benefits are actually received by the Executive from another employer during the Continuation Period following the Executive’s Termination Date, and any such benefits actually received by the Executive shall be reported by the Executive to the Company.
     7. Outplacement Services. If a Change in Control occurs, and, during the Term, the Executive’s employment with the Company is terminated either by the Executive for Good Reason or by the Company Without Cause, the Company shall provide the Executive reasonable outplacement services for a period of up to one year of a nature customarily provided at the Executive’s executive officer level.
     8. No Mitigation Required. The Executive shall not be required to mitigate the amount of any payment or benefit provided for in Section 5 or 6 by seeking other employment or otherwise. Notwithstanding the foregoing, benefits otherwise receivable under Section 6 of this Agreement shall be reduced to the extent that and for any period during which the Executive is eligible to receive substantially similar benefits from another employer.
     9. Restrictive Covenants of the Executive.
          (a) Noncompetition. If a Change in Control occurs, and, during the Term, Executive’s employment with the Company is terminated either by the Executive for Good Reason or by the Company Without Cause, and the Executive is receiving payments from the Company pursuant to this Agreement, then for a period of one (1) year from the Termination Date, the Executive agrees not to, without the written consent of the Company, either directly or indirectly, engage in, make any investment in, advise or consult with, assist or render any services to any person or entity in competition with the business of the Company or its subsidiaries. Notwithstanding the foregoing, the Executive may own less than one (1) percent of the combined voting power of all issued and outstanding voting securities of any publicly-held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.
          (b) Confidential Information. Executive hereby agrees that the Executive shall not at any time (whether employed by the Company or not), either directly or indirectly, disclose or make known to any person or entity or use any confidential information, trade secret, or proprietary information that the Executive acquired during the course of the Executive’s employment with the Company that has not become public knowledge (other than by the Executive’s actions in violation of this Agreement). Executive further agrees that upon the termination of the Executive’s employment with the Company, or at any time upon the request of the Company, Executive shall deliver to the Company any and all literature, documents, correspondence, and other materials and records furnished to the Executive by the Company during the course of the Executive’s employment with the Company. In no event shall an asserted violation of the provisions of this Section 9(b) constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

          (c) Non-Disparagement. The Executive agrees that during his employment and at all times thereafter, he will not, unless compelled by a court or governmental agency, make, or cause to be made, any statement, observation or opinion, or communicate any information (whether oral or written) regarding the Company, or its Affiliates, together with their respective directors, partners, officers or employees (such entities, collectively, the “OMG Related Persons”), which disparages the reputation or business of the Company or the OMG Related Persons; provided, however, that such restriction shall not apply to statements, observations, opinions or communications made in good faith in the fulfillment of the Executive’s duties with the Company; and provided further, that such restriction shall cease to apply and shall be of no further force and effect from and after the occurrence of a Change of Control.
     10. Additional Payments.
          (a) Notwithstanding anything in this Agreement to the contrary, in the event it is determined (as hereafter provided) that any payment or distribution to or for Executive’s benefit, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement or similar right (a “Payment”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto), or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereafter collectively referred to as the “Excise Tax”), then Executive shall be entitled to receive an additional payment or payments (a “Gross-Up Payment”) in an amount such that, after payment by the Executive of all taxes (including federal, state, and local taxes and any interest or penalties imposed with respect to such taxes and including any Excise Tax) imposed upon the Gross-Up Payment, the Executive retains (or has withheld and credited on the Executive’s behalf for tax purposes) an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.
          (b) Subject to the provisions of Section 10(e) hereof, all determinations required to be made under this Section 10, (including whether an Excise Tax is payable by the Executive, the amount of such Excise Tax, whether a Gross-Up Payment is required, and the amount of such Gross-Up Payment) shall be made by a nationally-recognized legal or accounting firm (the “Firm”) selected by the Executive in the Executive’s sole discretion. The Executive agrees to direct the Firm to submit its determination and detailed supporting calculations to both Executive and the Company within fifteen (15) calendar days after the Termination Date, if applicable, or such earlier time or times as may be requested by the Executive or the Company. If the Firm determines that any Excise Tax is payable by the Executive and that a Gross-Up Payment is required, the Company shall pay the Executive the required Gross-Up Payment within five (5) business days after receipt of such determination and calculations. If the Firm determines that no Excise Tax is payable by the Executive, it shall, at the same time as it makes such determination, furnish the Executive with an opinion that the Executive has substantial authority not to report any Excise Tax on the Executive’s federal income tax return. Any determination by the Firm as to the amount of the Gross-Up Payment shall be binding upon the Executive and the Company. As a result of the uncertainty in the application of Section 4999 of the Code (or any successor provision thereto) at the time of the initial determination by the Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the

Company should have been made (an “Underpayment”). In the event that the Company exhausts its remedies pursuant to Section 10(e) hereof and the Executive thereafter are required to make a payment of any Excise Tax, the Executive may direct the Firm to determine the amount of the Underpayment (if any) that has occurred and to submit its determination and detailed supporting calculations to both the Executive and the Company as promptly as possible. Any such Underpayment shall be promptly paid by the Company to the Executive, or for the Executive’s benefit, within five (5) business days after receipt of such determination and calculations.
          (c) The Executive and the Company shall each provide the Firm access to and copies of any books, records and documents in the possession of the Company or Executive, as the case may be, reasonably requested by the Firm, and otherwise cooperate with the Firm in connection with the preparation and issuance of the determination contemplated by Section 10(b) hereof.
          (d) The fees and expenses of the Firm for its services in connection with the determinations and calculations contemplated by Section 10(b) hereof shall be borne by the Company. If such fees and expenses are initially paid by the Executive, the Company shall reimburse the Executive the full amount of such fees and expenses within five business days after receipt from the Executive of a statement therefor and reasonable evidence of the Executive’s payment thereof.
          (e) The Executive agrees to notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than ten (10) business days after the Executive actually receives notice of such claim. The Executive agrees to further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Executive). The Executive agrees not to pay such claim prior to the earlier of (i) the expiration of the 30-calendar-day period following the date on which the Executive gives such notice to the Company and (ii) the date that any payment or amount with respect to such claim is due. If the Company notifies the Executive in writing at least five (5) business days prior to the expiration of such period that it desires to contest such claim, the Executive agrees to:
(i)	provide the Company with any written records or documents in the Executive’s possession relating to such claim reasonably requested by the Company,

(ii)	take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company,

(iii)	cooperate with the Company in good faith in order effectively to contest such claim, and

(iv)	permit the Company to participate in any proceedings relating to such claim, provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 10(e), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this Section 10(e) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Executive may participate therein at Executive’s own cost and expense) and may, at its option, either direct Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, that any extension of the statute of limitations relating to payment of taxes for Executive’s taxable year with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company’s control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.
          (f) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 10(e) hereof, the Executive receives any refund with respect to such claim, the Executive agrees (subject to the Company’s complying with the requirements of Section 10(e) hereof) to promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the Executive’s receipt of an amount advanced by the Company pursuant to Section 10(e) hereof, a determination is made that the Executive is not entitled to any refund with respect to such claim and the Company does not notify Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to this Section 10.

          (g) Notwithstanding the foregoing provisions of this Section 10, Gross-Up Payments, including any Underpayment, will be made only in a manner and to the extent (and at the earliest date(s)) such that Section 409A of the Code will not be violated.
     11. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as the Company reasonably determines to be required pursuant to any law or government regulation, order or ruling.
     12. Successors, Binding Agreement. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled hereunder if the Company had terminated the Executive’s employment Without Cause after a Change in Control occurring at the time of succession, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amounts would still be payable to the Executive hereunder if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive’s devises, legates, or other designee or, if there be no such designee, to the Executive’s estate.
     13. Notices. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by (i) United States registered mail, return receipt requested, postage prepaid, or (ii) reputable overnight courier service (i.e. Federal Express), in each case, addressed to the respective address set forth in this Section 13 or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt:

To the Company:	OM Group, Inc.
1500 Key Tower
127 Public Square
Cleveland, OH 44114
Attn: General Counsel

To the Executive:

     14. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the

Executive and such officer as may be specifically designated by the Board; provided, that the Company shall have the right to terminate its obligations to the Executive under this Agreement by written notice given to the Executive at any time prior to a Change in Control, so long as such termination is not done in anticipation of or in connection with a Change in Control. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement constitutes the entire agreement between the Company and the Executive with respect to the subject matter hereof and, except to the extent a specific compensation program provides for benefits upon a change in control relative to that program, which provisions shall remain in effect, no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Without limiting the generality of the foregoing, this Agreement supersedes and replaces in its entirety any prior agreement relating to the subject matter hereof, including, without limitation, the Prior Agreement.
     15. Validity. The invalidity or unenforceability of any one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.
     16. Counterparts. This Agreement may be executed in one or more counterparts, any of which may be executed and delivered via facsimile, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.
     17. Jurisdiction, Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Ohio. In the event of any dispute or controversy arising under or in connection with this Agreement Executive and the Company hereby irrevocably consent to the jurisdiction of the Common Pleas Court of the State of Ohio (Cuyahoga County) or the United States District Court for the Northern District of Ohio.
     18. Legal Fees and Expenses.
          (a) It is the intent of the Company that the Executive not be required to incur the legal expenses associated with (i) the interpretation of any provision in, or obtaining of any right or benefit under, this Agreement or (ii) the enforcement of his rights under this Agreement by litigation or other legal action, because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Executive hereunder. Accordingly, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice, at the expense of the Company as hereafter provided, to represent the Executive in connection with the interpretation or enforcement of this Agreement, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any Director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Executive’s entering into an attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and such counsel. The Company shall pay or cause to be paid and shall be solely responsible for any and all attorneys’ and related fees and expenses incurred by the Executive under this Section 18, but only if, and to the extent and at the earliest date(s) that, such actions are determined to be permitted without violating Section 409A of the Code.
          (b) Without limiting the obligations of the Company pursuant to Section 18(a), in the event a Change in Control occurs, the performance of the Company’s obligations under Sections 5, 6 and 7 and this Section 18 will be secured by amounts deposited or to be deposited in trust pursuant to certain trust agreements to which the Company will be a party providing that the benefits to be paid pursuant to Sections 5,6 and 7 and the fees and expenses of counsel selected from time to time by the Executive pursuant to Section 18(a) will be paid, or reimbursed to the Executive if paid by the Executive, either in accordance with the terms of such trust agreements, or, if not so provided, on a regular, periodic basis upon presentation by the Executive to the trustee of a statement or statements prepared by such counsel in accordance with its customary practices. Any failure by the Company to satisfy any of its obligations under this Section 18(b) will not limit the rights of the Executive hereunder. Subject to the foregoing, the Executive will have the status of a general unsecured creditor of the Company and will have no right to, or security interest in, any assets of the Company or any Subsidiary.
     19. Section 409A of the Code. To the extent applicable, it is intended that the compensation arrangements under this Agreement be in full compliance with Section 409A of the Code. To the extent any provision in this Agreement is or will be in violation of Section 409A of the Code, the Agreement shall be amended in such manner as the parties may agree such that the Agreement is or remains in compliance with Section 409A and the intent of the parties is maintained to the maximum extent possible. In particular, to the extent that the Executive becomes entitled to a payment or benefit under this Agreement that would constitute a “deferral of compensation” under Section 409A of the Code and the date that the payment would be made or benefit provided does not constitute a permitted distribution date under Section 409A(a)(2) of the Code, then notwithstanding anything to the contrary in this Agreement, such payment or benefit will be made or provided, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Executive on the earlier of (a) the Executive’s “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that if the Executive is a “specified employee” (within the meaning of Section 409A), the Executive’s date of payment shall be the date that is six months after the date of the Executive’s separation of service with the Company, or (b) the Executive’s death. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

OM GROUP, INC
By:
Name:
Title:

ACCEPTED AND AGREED TO AS OF THIS __ DAY OF _______________, 2006

Executive